Exhibit 99.2

SOONER HOLDINGS, INC.
(SUCCESSOR OF SHISHI FEIYING PLASTIC CO., LTD.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2010
(Amounts expressed in US Dollars)

	Historical	Historical	Historical	Pro Forma		Combined
	SHISHI FEIYING PLASTIC CO., LTD.	SOONER HOLDINGS, INC.	CHINESE WEITUO	Adjustments	Note	Pro Forma
		(unaudited)	(unaudited)	(unaudited)		(unaudited)

Revenues	$33,062,267	$-	$-			$33,062,267

Cost of revenues	24,718,136	-	-			24,718,136

Gross profit	8,344,131	-	-			8,344,131

Operating expenses:
Selling	510,366	-	-			510,366
General and administrative	617,383	21,327	-	(21,327)	(B)	617,383

Total operating expenses	1,127,749	21,327	-			1,127,749

Income from operations	7,216,382	(21,327)	-			7,216,382

Other income (expense):
Interest expense and bank fees	(582,447)	(8,572)	-	8,572	(B)	(582,447)
Other income (expense), net	(833)	-	-			(833)

Total other income (expense)	(583,280)	(8,572)	-			(583,280)

Income before provision for income taxes	6,633,102	(29,899)	-			6,633,102

Provision for income taxes	830,247	-	-			830,247

Net income (loss)	$5,802,855	$(29,899)	$-			$5,802,855

Basic and diluted net income per common share						$0.29

Weighted average number of common shares outstanding, basic and diluted						19,893,687

Exhibit 99.2

SOONER HOLDINGS, INC.
(SUCCESSOR OF SHISHI FEIYING PLASTIC CO., LTD.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2010
(Amounts expressed in US Dollars)

	Historical	Historical	Historical	Pro Forma			Combined
	SHISHI FEIYING PLASTIC CO., LTD.	SOONER HOLDINGS, INC.	CHINESE WEITUO	Adjustments		Note	Pro Forma
		(unaudited)	(unaudited)	(unaudited)			(unaudited)
ASSETS
Current assets:
Cash and restricted cash	$1,221,892	$2,213	$1,000	(2,213)	B		$1,222,892
Accounts receivable	6,171,639	-	-				6,171,639
Prepaid expenses and other assets	555,283	-	-				555,283
Related party receivable	1,334,545	-	-				1,334,545
Inventories	6,968,039	-	-				6,968,039

Total current assets	16,251,398	2,213	1,000				16,252,398

Deposit for construction in progress	8,074,441		-				8,074,441
Plant and equipment, net	11,589,924	-	-				11,589,924
Land use rights, net	1,793,496	-	-				1,793,496
Long-term investment	151,722	-	-				151,722

Total assets	$37,860,981	$2,213	$1,000				$37,861,981

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities:
Short-term loans and notes payable	$11,586,254	$-	$-				$11,586,254
Related party payable	198,756	102,367	-	(102,367)	B		198,756

Accounts payable and accrued expenses	2,447,151	68,602	-	(68,602)	B		2,447,151
Customer deposits	925,352		-				925,352
Income tax payable	1,814,856	-	-				1,814,856

Total liabilities	16,972,369	170,969	-				16,972,369

Stockholders' equity (Deficit)
Common stock, $0.001 par value 100,000,000 shares authorized
19,893,687 shares issued and outstanding	-	12,688		(11,994)	C		19,894
				19,200	D
Series A Preferred stock, $0.001 par value 10,000,000 shares
authorized, 19,200 shares issued and outstanding				2	A
				(2)	D
Owner's capital	9,113,759	-	1,000	(9,114,759)	E
Additional paid in capital	-	6,197,690		138,857	B		9,122,209
				11,994	C
				(19,200)	D
				2,792,868	E
Capital surplus	27,344	-	-	(27,344)	E
Retained earnings (Accmulated deficit)	10,607,267	(6,379,134)	-	29,899	B		10,607,267
				6,349,235	E
Accumulated other comprehensive income	1,140,242	-	-				1,140,242

Total stockholders' equity	20,888,612	(168,756)	1,000				20,889,612

Total liabilities and stockholders' equity	$37,860,981	$2,213	$1,000				$37,861,981

Exhibit 99.2

Sooner Holdings, Inc.
(Successor of Shishi Feiying Plastic Co., Ltd.)
Notes to Unaudited Pro Forma Condensed Consolidated
Financial Information

The following unaudited pro forma condensed consolidated financial information has been prepared to give effect to the merger of Shishi Feiying Plastic Co., Ltd. and Sooner Holdings, Inc. as a reverse acquisition of assets and a recapitalization in accordance with accounting principles generally accepted in the United States.  For accounting purposes Shishi Feiying Plastic Co., Ltd. is considered to be acquiring Sooner Holdings, Inc. in the merger.

Note 1 – Share Exchange Agreement

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibit 2.1 and 10.1 to this report, which are incorporated by reference herein.

On February 11, 2011, Sooner Holdings, Inc., an Oklahoma corporation, (the “Company”) entered into a Share Exchange Agreement with R.C. Cunninghham II and R.C. Cunningham III (collectively the “Control Shareholders”) and Chinese Weituo Technical Limited (“Chinese Weituo”), a BVI corporation and its shareholders, China Changsheng Investment Limited, a BVI company, China Longshan Investment Limited, a BVI company, High-Reputation Assets Management Longshan Limited, a BVI company, Joint Rise Investment Limited, a BVI company, and W-Link Investment Limited, a BVI company (the “Share Exchange Agreement”), pursuant to which Sooner Holdings acquired 100% of the issued and outstanding capital stock of  Chinese Weituo in exchange for 19,200 shares of Series A Preferred Stock.  Each share of Series A Preferred Stock is convertible in one thousand shares of common stock, $0.001, par value which will constitute approximately 95.0% of Sooner Holdings issued and outstanding common stock on an as converted basis.  Subsequent to the completion of the Share Exchange Agreement, Sooner Holdings intends to amend its articles and change its name and effect a 1 for 18.29069125 share consolidation.

As a result the share exchange, (i) Sooner Holdings, Inc. ceased being a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, and (ii) we indirectly control though subsidiaries, ShiShi Feiying Plastic Co., Ltd., which is engaged in the business of manufacturing of and selling of synthetic polyurethane leather (“PU leather”) for the retail leather industry and for the flip-flops and slippers industry.  ShiShi Feiying Plastic Co., Ltd.is located in ShiShi City, Fujian, China.

Accounting principles generally accepted in the United States of America require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purpose, resulting in a reverse acquisition. Accordingly, the stock exchange transaction has been accounted for as a recapitalization effected by a share exchange, wherein Chinese Weituo is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

The unaudited pro forma condensed consolidated financial information gives effect to the reverse acquisition, and the formation of HongKong Weituo Technical Limited., as if it had occurred at the earliest date in these pro forma statements.

Note 2 – Accounting Period Change

To coincide with the accounting cycle of our acquired subsidiary Shishi Feiying Plastic Co. Ltd., we have changed our fiscal year end from September 30th to December 31st. This change is reflected in the pro forma financial information.

Note 3 – Consolidation of Variable Interest Entities

The Company consolidates entities where it has less than a 50% ownership investment, the Company has determined the entity to be a variable interest entity (“VIE”) because of insufficient capital to carry out their principal operating activities, and the Company is theprimary beneficiary.  Feiying Industrial Co., Ltd. (“San Ming”) has been determined to be VIE by the Company.  San Ming is a wholly-foreign owned enterprises (“WFOE”) in the PRC, which was established by Mr. Ang to build a PU leather factory.  The Company has a call option agreement with Mr. Ang allowing the Company to purchase the factory at 90% of the net tangible asset value when the factory is completed.  The Company has determined that they have the power to direct the activities of San Ming through Mr. Ang the Company’s CEO and Chairman of the Board.  The Company has also determined that San Ming currently has not been adequately capitalized to carry out its principal operating activity, which is to build a PU leather factory.  The Company will continue to reassess the status of the VIE including any potential change in VIE status.

Note 4 – Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Information

The accompanying unaudited pro forma condensed consolidated financial information gives effect to the Exchange Agreement as if it had occurred at an earlier date, and has been prepared for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Shishi Feiying Plastic Co., Ltd., San Ming and Sooner Holdings, Inc. been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. In addition, the unaudited pro forma condensed consolidated financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any restructuring or acquisition related costs, or any potential cost savings or other synergies that management expects to realize as a result of the acquisition. The unaudited pro forma condensed consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements in this Form 8-K(A).

The adjustments to the unaudited pro forma condensed consolidated financial information as of and for the year ended December 31, 2010 in connection with the proposed acquisition are presented below:

A.
This adjustment is to reflect the issuance of 19,200 shares of Series A preferred stock with a par value of $0.001 to the shareholders of Chinese Weituo as stipulated in section 1.1 of the Share Exchange Agreement.

B.
This adjustment eliminates Sooner Holdings, Inc.’s liabilities, cash, the related party interest expense, and the non-recurring expenses as stipulated in section 2.9 of the Share Exchange Agreement, as settlement of these items was required to consummate the Share Exchange.

C.	This adjustment reflects the effect of the 1 to 18.29069125 reverse-stock split as contemplated in the Share Exchange Agreement

D.	This adjustment reflects the effect of the conversion of the Series A preferred stock into shares of common stock at a 1000 for 1 conversion as contemplated in the share exchange agreement.

E.	This adjustment reflects the reclassification of Owner’s capital and Capital surplus into Additional paid in capital.